As filed with the Securities and Exchange Commission on May 14, 2020.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADC THERAPEUTICS SA
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)
Switzerland	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Biopôle
Route de la Corniche 3B
1066 Epalinges
Switzerland
+41 21 653 02 00
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

ADC Therapeutics America, Inc.
430 Mountain Avenue, 4th Floor
Murray Hill, NJ 07974
(908) 546-5556
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Deanna L. Kirkpatrick Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Dieter Gericke Benjamin Leisinger Homburger AG Hardstrasse 201 CH-8005 Zurich, Switzerland +41 43 222 10 00	Jacques Iffland Lenz & Staehelin Route de Chêne 30 CH-1211 Geneva 6, Switzerland +41 58 450 70 00	Divakar Gupta Richard C. Segal Alison A. Haggerty Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-237841

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common shares, par value CHF 0.08 per share	2,243,225	$19.00	$42,621,275	$5,532.25
(1)
The common shares being registered in this Registration Statement are in addition to the 11,839,250 common shares registered pursuant to Registrant’s Registration Statement on Form F-1 (File No. 333-237841).

(2)	Includes common shares granted pursuant to the underwriters’ option to purchase additional common shares.
(3)
Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, for the purpose of determining the registration fee. The Registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $213,106,500 on the Registration Statement on Form F-1, as amended (File No. 333-237841), which was declared effective by the Securities and Exchange Commission on May 14, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $42,621,275 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of common shares, par value CHF 0.08 per share (the “Common Shares”), of ADC Therapeutics SA (the “Registrant”), contemplated by the Registration Statement on Form F-1, as amended (File No. 333-237841), initially filed with the SEC by the Registrant on April 24, 2020 (as amended, the “Prior Registration Statement”) pursuant to the Securities Act, which was declared effective by the SEC on May 14, 2020. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the number of Common Shares to be registered for sale by 2,243,225 Common Shares. The additional Common Shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1	Opinion of Homburger AG, Swiss counsel of ADC Therapeutics SA, as to the validity of the common shares
23.1	Consent of PricewaterhouseCoopers SA
23.2	Consent of Homburger AG, Swiss counsel of ADC Therapeutics SA (included in Exhibit 5.1)
24.1**	Powers of attorney

**
Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-237841) filed with the Securities and Exchange Commission on May 24, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the municipality of Epalinges, Switzerland on May 14, 2020.

ADC THERAPEUTICS SA

By:	/s/ Christopher Martin
	Name:	Christopher Martin
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on May 14, 2020 in the capacities indicated:

Name	Title

/s/ Christopher Martin	Chief Executive Officer and Director (principal executive officer)
Christopher Martin

/s/ Michael Forer	Chief Financial Officer and Vice Chairman of the Board of Directors (principal financial officer and principal accounting officer)
Michael Forer

*	Chairman of the Board of Directors
Ron Squarer

*	Director
Peter B. Corr

*	Director
Stephen Evans-Freke

*	Director
Peter Hug

*	Director
Thomas Pfisterer

*	Director
Thomas M. Rinderknecht

*	Director
Tyrell J. Rivers

*	Director
Victor Sandor

*	Director
Jacques Theurillat

/s/ Jay Feingold	Authorized Representative in the United States
Jay Feingold
ADC Therapeutics America, Inc.

* By:	/s/ Christopher Martin
Christopher Martin
Attorney-in-Fact